Exhibit 99.1

OncoSec Announces First Quarter Results for Fiscal Year End 2016

SAN DIEGO, December 8, 2015 — OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced financial results for the first quarter of fiscal year ended July 31, 2016.

FINANCIAL RESULTS

For the first quarter of fiscal 2016, OncoSec reported a net loss of $7.0 million, or $0.47 per share, compared to a net loss of $4.1 million, or $0.33 per share, for the same period last year. The net loss includes non-cash items such as stock compensation expense and depreciation. The increase in net loss for the quarter-ended October 31, 2015, resulted primarily from (i) additional outside services costs to support our development of next-generation device prototypes and clinical studies, (ii) additional reagent and lab supply costs to support discovery research, (iii) incremental legal and audit fees and (iv) an increase in non-cash stock-based compensation expense primarily related to our increased headcount. There were no revenues for the quarter-ended October 31, 2015 or October 31, 2014.

Research and development expenses were $3.7 million for the first quarter of fiscal 2016, compared to $2.5 million for the same period in fiscal 2015. General and administrative expenses were $3.4 million for the first quarter of fiscal 2016, compared to $1.6 million for the same period in fiscal 2015.

At October 31, 2015, OncoSec had $26.9 million in cash and cash equivalents, as compared to $32.0 million of cash and cash equivalents at October 31, 2014. OncoSec expects these funds to be sufficient to allow the Company to continue to operate its business for at least the next 12 months.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies for the treatment of cancer. The Company’s investigational technology, ImmunoPulse™, is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as interleukin-12 (IL-12). In Phase I and II clinical trials, OncoSec’s lead program, ImmunoPulse™ IL-12, demonstrated a favorable safety profile and evidence of anti-tumor activity in the treatment of various skin cancers as well as the potential to initiate a systemic immune response. ImmunoPulse™ IL-12 is currently in Phase II development for several indications, including metastatic melanoma, squamous cell carcinoma of the head and neck, and triple-negative breast cancer. In addition to ImmunoPulse™ IL-12, the Company is also seeking to identify and develop new immune-targeting agents for use with the ImmunoPulse™ platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of OncoSec. Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from current expectations. These risks and uncertainties include, among others, the following: our ability to raise additional funding necessary to fund continued operations on reasonable terms or at all; our ability to protect our intellectual property; uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; delays in the commencement or completion of clinical testing for product candidates; unexpected new data, safety and technical issues; our ability to develop and commercialize the assets we have acquired or develop and any new assets and product candidates; and competitive, market and regulatory conditions. Other risks and uncertainties are described in OncoSec’s annual report on Form 10-K filed on October 14, 2015, and subsequent filings with the U.S. Securities and Exchange Commission made by OncoSec. Except as required by law, OncoSec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OncoSec Medical Incorporated

Condensed Balance Sheet

	(unaudited) October 31, 2015	July 31, 2015
Assets
Current assets
Cash and cash equivalents	$26,896,369	$32,035,264
Prepaid expenses and other current assets	1,091,048	1,532,717
Total Current Assets	27,987,417	33,567,981
Property and equipment, net	2,223,391	1,807,982
Other long-term assets	187,442	214,127
Total Assets	$30,398,250	$35,590,090
Liabilities and Stockholders’ Equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$2,909,725	$2,360,505
Accrued other	268,229	533,964
Total Liabilities	3,177,954	2,894,469
Commitments and Contingencies
Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 14,828,354 and 14,820,854 common shares as of October 31, 2015 and July 31, 2015, respectively	24,948	24,947
Additional paid-in capital	73,134,779	71,572,714
Warrants issued and outstanding — 1,895,102 warrants as of October 31, 2015 and July 31, 2015	7,704,103	7,704,103
Accumulated deficit	(53,643,534)	(46,606,143)
Total Stockholders’ Equity	27,220,296	32,695,621
Total Liabilities and Stockholders’ Equity	$30,398,250	$35,590,090

OncoSec Medical Incorporated

Condensed Statements of Operations (unaudited)

	Three Months Ended	Three Months Ended
	October 31, 2015	October 31, 2014
Revenue	$—	$—
Expenses:
Research and development	3,659,313	2,501,268
General and administrative	3,375,906	1,558,938
Net loss before income taxes	(7,035,219)	(4,060,206)
Provision for income taxes	2,172	910
Net loss, net of tax	$(7,037,391)	$(4,061,116)
Basic and diluted net loss per common share (1)	$(0.47)	$(0.33)
Weighted average shares used in computing basic and diluted net loss per common share (1)	14,826,887	12,231,554

(1) Effective May 18, 2015, the Company implemented a reverse stock split pursuant to which each 20 shares of issued and outstanding common stock held by each stockholder were combined into and became one share of common stock, with such resulting shares rounded up to the next whole share. No fractional shares were issued. All options, warrants and other convertible securities outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by 20 and multiplying the exercise or conversion price by 20, all in accordance with the terms of the agreements governing such options, warrants and other convertible securities. The accompanying financial statement data for the prior period presented has been retroactively adjusted to reflect the effects of the reverse stock split.

OncoSec Medical Incorporated

Condensed Statements of Cash Flows (unaudited)

	Three Months Ended	Three Months Ended
	October 31, 2015	October 31, 2014
Operating activities
Net loss	$(7,037,391)	$(4,061,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	65,125	211,347
Loss on disposal of fixed assets	572	2,635
Stock-based compensation	1,562,066	611,240
Changes in operating assets and liabilities:
Decrease in prepaid expenses and other current assets	441,669	30,324
Decrease in long-term assets	26,685	—
Increase (decrease) in accounts payable and accrued liabilities	549,221	(188,667)
Decrease in accrued other and taxes	(265,735)	(35,445)
Net cash used in operating activities	(4,657,788)	(3,429,682)
Investing activities
Purchases of property and equipment	(481,107)	(433,415)
Net cash used in investing activities	(481,107)	(433,415)
Net decrease in cash and cash equivalents	(5,138,895)	(3,863,097)
Cash and cash equivalents, at beginning of period	32,035,264	37,852,694
Cash and cash equivalents, at end of period	$26,896,369	$33,989,597

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	$2,172	$910

Noncash investing and financing transaction:
Issuance of common stock in connections with a contractual agreement	$55,500	$—

Contact
Investor Relations:

Jordyn Kopin
OncoSec Medical Incorporated
855-662-6732
investors@oncosec.com

Media Relations:
Mary Marolla
OncoSec Medical Incorporated
855-662-6732
media@oncosec.com